Exhibit 4.2

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Issuance Date: May 24, 2001

                                FONAR CORPORATION

                                PURCHASE WARRANT

                    WARRANT ("WARRANT") TO PURCHASE SHARES OF
                    COMMON STOCK, $0.0001 PAR VALUE PER SHARE

     This is to certify that, for VALUE RECEIVED, THE TAIL WIND FUND, LTD. ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Fonar Corporation, a corporation organized under the laws of Delaware ("Company"), at any time after the date of the issuance hereof but not later than 5:00 P.M., Eastern time, on the fifth (5th) anniversary of such issuance date ("Expiration Date"), 659,501 shares ("Warrant Shares") of Common Stock, $0.0001 par value ("Common Stock"), of the Company, at an exercise price per share equal to $1.801 (the exercise price in effect from time to time hereafter being herein called the "Warrant Price"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

     This Warrant has been issued pursuant to the terms of the Purchase Agreement ("Purchase Agreement") dated on or about the date hereof between the Company and the Warrantholder. Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.

Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3.

(a) Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time and from time to time after the date of issuance hereof upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Agreement") (which may be by fax), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which the completed Exercise Agreement shall have been delivered to the Company (or such later date as may be specified in the Exercise Agreement). Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall (subject to Section 3(b) below), at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

(b) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Warrantholder shall not be required to physically surrender this Warrant to the Company unless such holder is purchasing the full amount of Warrant Shares represented by this Warrant. The Warrantholder and the Company shall maintain records showing the number of Warrant Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Warrantholder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. The Warrantholder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares which may be purchased upon exercise of this Warrant may be less than the number of Warrant Shares set forth on the face hereof.

Section 4. Compliance with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this Warrant and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this
     Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Registration Rights Agreement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if reasonably requested by the Company.

Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant in full (without regard to any restrictions on beneficial ownership contained herein), and the transfer agent for the Common Stock, including every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid ("Transfer Agent"), shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant in accordance with its terms shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with its Transfer Agent. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

Section 8. Warrant Price. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

Section 9. Adjustments. Subject and pursuant to the provisions of this Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company or any of its subsidiaries shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its capital stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c)  In  case  the  Company  shall  fix  a  record  date  for  the  making  of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the
     Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value per share of Common Stock (as defined below), less the fair market value (on a per share basis) (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Fair Market Value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. "Fair Market Value" of the Common Stock shall be the closing price of the Common Stock as reported by the Nasdaq Stock Market (or other exchange or market on which the Common Stock is principally traded) on the trading day immediately preceding the date on which such value is being determined.

(d) For the duration of the term of this Warrant, if the Company or any subsidiary shall at any time or from time to time issue or sell securities (other than issuances of Underlying Shares pursuant to Debentures and Warrants under the Purchase Agreement, shares or options issued or which may be issued pursuant to the Company's current employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Company's SEC Filings and other than issuances described in and permitted under 7.2(b)(iii) of the Purchase Agreement) at an effective a Per Share Selling Price (as defined below) which is less than:

(A) the closing sale price per share of the Common Stock on the Principal Market on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options ("Fair Market Price"), then in each such case, the Warrant Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Warrant Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale; or

(B) the Warrant Price, then in each such case, the Warrant Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount equal to such Per Share Selling Price.

     The foregoing provision of this subsection shall not apply to issuances or sales pursuant to the Company's duly adopted employee or director bona fide options plans and/or compensation arrangements. For purposes of the preceding paragraph, in the event that the effective purchase price is less than both the Fair Market Value and the Warrant Price, then the calculation method which yields the greatest downward adjustment in the Warrant Price shall be used.

     For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

     For the purposes of this Section 9(d), "Per Share Selling Price" shall include the amount actually paid by third parties for each share of Common Stock. In the event a fee is paid by the Company in connection with such transaction, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.

(e) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(f) In the event that, as a result of an adjustment made pursuant to Section 9, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(g) In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Warrant Price shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Warrant Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment. At the Warrantholder's request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Warrant Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

Section 13. Identity of Transfer Agent. The initial Transfer Agent for the Common Stock is:

                  Computershare (f/k/a Securities Transfer Trust, Inc.) 12039 W. Alameda Parkway
                  Lakewood, Colorado 80228

     Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if delivered personally or by facsimile or if sent by an internationally recognized courier, addressed as follows:

                  Fonar Corporation
                  110 Marcus Drive
                  Melville, New York 11747
                  Telephone:        (631) 694-2929
                  Fax:              (631) 249-3734

     or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

          Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14.

          All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid. All faxes shall be effective upon receipt.

Section 15. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

Section 18. 9.9% and 19.9% Limitations.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder at such time (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant Shares) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Warrantholder's "affiliates" at such time (as defined in Rule 144 of the Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right
     (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (y) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a change of control transaction (including without limitation a transaction that would result in a transfer of more than 50% of the Company's voting power or equity, or a sale of all or substantially all of the Company's assets, or a transaction that would result in a person or "group" being deemed the beneficial owner of 50% or more of the Company's voting power or equity).

(b) The holder covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: during the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such holder will not acquire shares of Common Stock pursuant to any right (including exercise of Warrants) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

(x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus

(y) the number of shares of Common Stock actually owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

     A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. The Warrantholder may therefore from time to time be subject to multiple such covenants, each one having been made at a different Covenant Time, and some possibly being more restrictive than others. The Warrantholder must comply with all such covenants then in effect. This Section 18 controls in the case of any conflict with any other provision of the Purchase Agreement or any agreement entered into in connection therewith.

     The Company's obligation to issue Common Stock which would exceed such limits referred to in this Section 18 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

(c) Notwithstanding anything contained herein, in the event that the Warrantholder has timely exercised this Warrant and the issuance of all or a portion of the Warrant Shares to be issued pursuant to such exercise would constitute a breach of the Company's obligations under the rules or regulations of the Nasdaq Stock Market as they apply to the Company, or any other principal securities exchange or market ("Principal Market") upon which the Common Stock is or becomes traded (the "Cap Regulations"), then the Company shall not be obligated to issue any such Warrant Shares to the extent such shares are in excess of the maximum permissible amount under such Cap Regulations ("Excess Shares"). Within five (5) days following any occurrence of Excess Shares, the Company shall promptly pay to the Purchaser, in lieu of the Purchaser's right to receive such Excess Shares, an amount equal to 120% of the difference between (a) the number of Excess Shares multiplied by the closing sale price per share of Common Stock on the Principal Market on the trading day immediately preceding the date of the exercise of this Warrant, and (b) the aggregate exercise price for such Excess Shares. Only shares of Common Stock acquired pursuant to the Purchase Agreement (including Underlying Shares and Warrant Shares) will be included in determining whether the limitation contained herein would be exceeded for purposes of this Section 18(c).

Section 19. Replacement Warrants. The Company agrees that within ten (10) business days after any request from time to time of the Warrantholder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Warrant Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which this Warrant is then exercisable. Such changes are intended not as amendments to the Warrant but only as clarification of the foregoing numbers for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Warrant Price or number of Warrant Shares contained herein.

Section 20. Absolute Obligation to Issue Warrant Shares. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

Section 21. Assignment, Etc. The Warrantholder may assign or transfer this Warrant to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that
     (i) the Warrantholder may assign or transfer this Warrant to any of such Warrantholder's affiliates without the consent of the Company and (ii) upon any Event of Default (as defined in the Debentures), the Warrantholder may assign or transfer this Warrant without the consent of the Company. The Warrantholder shall notify the Company of any such assignment or transfer promptly. This Warrant shall be binding upon the Company and its successors and shall inure to the benefit of the Warrantholder and its successors and permitted assigns.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

                            FONAR CORPORATION
                     By:    /s/
                            ------------------------
                     Name:
                            ------------------------
                     Title:
                            ------------------------

Attest:

      Sign: /s/
           ------------------------

Print Name:
           ------------------------


                                FONAR CORPORATION
                              WARRANT EXERCISE FORM
Fonar Corporation
110 Marcus Drive
Melville, New York 11747
Telephone:        (631) 694-2929
Fax:              (631) 249-3734
Attention:        President

     This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder ---------- shares of Common Stock* ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           -------------------------------
                           Name
                           -------------------------------
                           Address
                           ===============================

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares.

     The  undersigned  hereby  represents  that  all  the   representations  and
warranties contained in Sections 5.3 through 5.8 of the Securities Purchase Agreement dated on or about May ---, 2001 between Fonar Corporation and the Purchasers named therein are true and correct in all material respects as of the date hereof and as if the undersigned were the Purchaser stated therein (if the undersigned is not such Purchaser).

     In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

Dated:
      ------------------------

                                          Signature:
                                                    ---------------------------

                                Name (please print):
                                                    ---------------------------

                                            Address:
                                                    ---------------------------

* NOTE: If exercise of the Warrant is made by surrender of the Warrant and the number of shares indicated exceeds the maximum number of shares to which a holder is entitled, the Company will issue such maximum number of shares purchasable upon exercise of the Warrant registered in the name of the undersigned Warrantholder or the undersigned's assignee as below indicated and deliver same to the address stated below.